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                                                                    Exhibit 3.43

                                     BY-LAWS

                                       OF

                                  SIMIREX, INC.

                                    ARTICLE 1

                                     OFFICES

                  Section 1.1. Registered Office. The Corporation shall have and continuously maintain within the State of New Jersey a registered office which may, but need not, be the same as its principal office.

                  Section 1.2. Other Offices. The corporation may also have offices at such other places both within and without the State of New Jersey as the board of directors may from time to time determine or the business of the corporation may require.

                                    ARTICLE 2

                            MEETINGS OF SHAREHOLDERS

                  Section 2.1. Place of Shareholders' Meetings. All meetings of the shareholders shall be held at such places, within or without the State of New Jersey, as the board from time to time may determine and as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2.2. Annual Meeting of Shareholders. An annual meeting of the shareholders shall be held for the election of directors and such other business as may be properly brought before the meeting, at such time and place as the board shall determine.

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                  Section 2.3. Election of Directors. Elections of directors will not be by ballot unless a shareholder demands election by ballot at the election prior to the commencement of any voting. At each election of directors, each shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote. Directors shall be elected by a majority of votes cast by those shareholders eligible to vote a duly convened meeting.

                  Section 2.4. Special Meetings of Shareholders. Special meetings of shareholders may be called by the president or the board. Special meetings shall be called by the president or secretary at the written request of shareholders owning a majority in amount of the entire capital stock of the corporation. Such written request of the corporation shall state the purpose(s) of the proposed meeting. Business transacted at the special meeting shall be limited to the purposes stated in the notice.

                  Section 2.5. Notice of Shareholders Meetings. Written notice of the time, place and purpose of every meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

                  Section 2.6. Waiver of Notice. Notice of a meeting need not be given to a shareholder who either (i) signs a waiver of such notice or (ii) attends a meeting without protesting the lack of notice.

                  Section 2.7. Action by Shareholders Without A Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all

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shareholders consent thereto in writing in accordance with N.J.S.A. Section
14A:5-6. Any action required or permitted to be taken at a meeting of shareholders, other than the annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to case the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting. Such consent may be executed together, or in counterpart, and shall be filed in the minute book of the corporation, special rules apply to the annual election of directors, mergers, consolidations, acquisitions of shares and sales of assets certificate upon the taking of an action by shareholders, and such action is taken in the manner authorized by subsection 14A:5-6(a) or 14A:5-6(2), such certificate shall state that such action was taken without a meeting pursuant to the written consents of the shareholders and shall set forth the number of shares represented by such consents.

                  Section 2.8. Voting List. The officer or agent who has charge of the stock transfer books of the corporation shall prepare a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The voting list shall (a) be arranged alphabetically within each class, series, or group of shareholders, maintained by the corporation for convenience of reference with the address of and number of shares held by each shareholder;
(b) be produced or available by means of visual display at the meeting; and (c) be subject to the inspection of any shareholder for reasonable periods during the meeting. If the voting list requirements have not been complied with, on demand of a shareholder, any meeting shall be adjourned until the requirements are complied with.

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                  Section 2.9. Quorum of Shareholders. The holders of a majority of the stock issued and outstanding and entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, expect as otherwise provided in the Statute or by the certificate or incorporation. The shareholders present in person or represented by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn. If, however, a quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

                  Section 2.10. Voting of Shares. At every meeting of shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of capital stock having voting powers held by such shareholder, unless otherwise provided in the certificate of incorporation.

                  Section 2.11. Votes Required. Whenever any action, other than the election of directors, is to be taken by vote of the shareholders, and a quorum is present at the meeting, the action shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by the certificate of incorporation or statute.

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                  Section 2.12. Greater Voting Requirements. The provisions of the certificate of incorporation shall control whenever, with respect to any action to be authorized by the shareholders of a corporation, including the election of directors, the certificate of incorporation requires the affirmative vote of a greater proportion of the votes cast, including a unanimous vote, by the holders of shares entitled to vote thereon, or by the holders of shares of any class or series thereof, than is required by the statute with respect to such action.

                                    ARTICLE 3

                                    DIRECTORS

                  Section 3.1. Number of Directors. The board of directors of a corporation shall consist of no more than three (3) and no less than one (1) member. The precise number of directors shall be set by the board or by the shareholders at each annual meeting before the election of directors.

                  Section 3.2. Term of Directors: Resignation. The directors named in the certificate of incorporation shall hold office until the first annual meeting of shareholders, and until their successors shall have been elected and qualified. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting, except in the case of classification of directors and in the case of directors whose terms have expired. Each director, whether elected by the shareholders or the directors, shall hold office until the director's successor is elected and qualified or until the director's earlier resignation or removal. A director may resign by written

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notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

                  Section 3.3. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. A director so elected shall hold office until the next succeeding annual meeting of shareholders and until the director's successor is elected and qualified. Unless otherwise provided, when one or more directors shall resign, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancies. Any directorship not filled by the board may be filled by the shareholders. If a corporation has no directors in office, any shareholder or an executor or administrator of a deceased shareholder may call a special meeting for the election of directors.

                  Section 3.4. Place and Notice of Director's Meetings. The board of directors may hold meetings, both regular and special, either within or without the State of New Jersey. Regular meetings of the board may be held with or without notice at such time and at such place as shall from time to time be determined by the board. Special meetings of the board may be called by the president on twenty-four (24) hours notice to each director, either personally or by mail or by telecopy; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two (2) or more directors if more than three (3) are then serving. Notices to directors shall be in writing and delivered personally, telecopied, or mailed by reputable overnight courier to the directors or at their addresses appearing on the

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books of the corporation. Notice of any meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting. The attendance of any director at a meeting without protesting prior to the conclusion of such meeting the lack of notice shall constitute a waiver of notice. Neither the business to be transacted at, nor the purpose of. any meeting of the board need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjourning does not exceed ten days in any one adjournment. Any or all directors shall have the right to participate in a meeting of the board or a committee of the board by means of a conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other, unless otherwise provided in the certificate of incorporation.

                  Section 3.5. Initial Meeting. The first meeting of each newly elected board shall be held immediately after and at the same place as the meeting of the shareholders at which it was elected and no notice of such a meeting shall be necessary to the newly elected directors, provided a quorum shall be present.

                  Section 3.6. Directors' Voting. Each director shall have one vote at meetings of the board or at meetings of board committees unless the certificate of incorporation provides the director is entitled to more than one vote.

                  Section 3.7. Quorum: Action of Board and Committees. At all meetings of the board, the participation of directors with a majority of the votes of the entire board, shall constitute a quorum for the transaction of business. The act of a majority of the directors present

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and voting at a meeting at which a quorum is present shall be the act of the board, except as may be otherwise specifically provided by the statute or certificate of incorporation. If a quorum shall not be present at any meeting of the board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 3.8. Action of Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting, if, prior or subsequent to such action, all members of the board or of such committee, as the case may be, consent thereto in writing or writings, and the writing or writings are filed with the minutes of proceedings of the board or committees. Such consent shall have the same effect as a unanimous vote of the board or committee for all purposes, and may be stated as a unanimous vote in any certificate of incorporation or other documents filed with the Secretary of State.

                  Section 3.9. Committees of Directors. The board, by resolution adopted by a majority of the entire board, may appoint from among it members an executive committee and one or more other committees, each of which shall have one or more members. To the extent provided in such resolution or in the certificate of incorporation or bylaws, each such committee shall have and may exercise all authority of the board, except that no such committee shall (a) make, alter or repeal any bylaw of the corporation; (b) elect or appoint any director, or remove any officer or director; (c) submit to shareholders any action that requires shareholders' approval; or (d) amend or repeal any resolution theretofore adopted by the board which by its terms is

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amendable or repealable only by the board. The board, by resolution adopted by a majority of the entire board may (a) fill any vacancy in any such committee; (b) appoint one or more directors to serve as alternate members of such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members; (c) abolish any such committee at its pleasure; and (d) remove any director from membership on such committee at any time, with or without cause. Actions taken at a meeting of any such committee shall be reported to the board at its next meeting following such committee meeting; except that, when the meeting of the board is held within two
(2) days after the committee meeting, such report shall, if not made at the first meeting, be made to the board at its second meeting following such committee meeting. In the absence or disqualification of any member of such committee or committees, the member or members present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the board to act at the meeting in the place of any absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board. Each committee shall keep regular minutes of its meetings and report the same to the board as required above.

                  Section 3.10. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board and may be paid a fixed sum for attendance at each meeting of the board or a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving

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compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                    ARTICLE 4

                                    OFFICERS

                  Section 4.1. General Provisions. The officers of the corporation shall be chosen by the board and shall consist of a president, a secretary and a treasurer, and if desired, a chairperson of the board, one or more vice presidents, and one or more assistant secretaries and assistant treasurers and such other officers as the board deems necessary. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged, or verified by two
(2) or more officers. The officers of the corporation shall hold office until their successors are chosen and qualified subject to earlier termination by removal or resignation. The board at its first meeting after each annual meeting of shareholders shall choose a president, a secretary and a treasurer. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

                  Section 4.2. Removal and Resignation of Officers: Filling of Vacancies. Any officer elected by the board may be removed by the board with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the

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shareholders, but the officer's authority to act as an officer may be suspended by the board for cause. The removal of an officer shall be without prejudice to contract rights, if any exist. Election of an officer shall not of itself create contract rights. An officer may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                  Section 4.3. Duties and Authority of President. The President shall be chief executive officer of the Corporation. Subject only to the authority of the board, he shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the board, all other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the board. He shall have the general powers and duties of management usually vested in the office of President of a Corporation.

                  Section 4.4. Duties and Authority of Vice President. The Vice President shall perform such duties and have such authority as from time to time may be delegated to him by the President or by the board. In the absence of the President or in the event of his death, inability, or refusal to act, the Vice President shall perform the duties and be vested with the authority of the President.

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                  Section 4.5. Duties and Authority of Treasurer. The Treasurer
shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the President or the board.

                  Section 4.6. Duties and Authority of Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in these By-Laws and shall keep or cause to be kept the minutes of all meetings of the Shareholders and the board. The Secretary shall have charge of the seal of the Corporation. The Secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the President or the board.

                  Section 4.7. Duties of Officers May he Delegated. The board may delegate the powers or duties of the officers of the corporation to any other officer or to any director.

                                    ARTICLE 5

                              SHARES AND DIVIDENDS

                  Section 5.1. Certificates Representing Shares. The shares of a corporation shall be represented by certificates, or in accordance with subsection 14A:7-1l(b), shall be uncertified shares. Certificates shall be signed by, or in the name of the corporation by, the chairperson or vice-chairperson of the board, or the president or a vice-president, and may be countersigned by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. Any or all signatures upon a certificate may be a facsimile. In case any officer, transfer agent or registrar who has

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signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the person were such officer, transfer agent or registrar at the date of its issue.

                  Section 5.2. Transfer of Shares and Restrictions on Transfer. The shares of a corporation shall be personal property and shall be transferable in accordance with the provisions of Chapter 8 of the Uniform Commercial Code as enacted in New Jersey.

                  Section 5.3. Lost Certificates. The board may direct a new certificate or certificates to be issued in place of any certificate alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate, the board of directors, may require the owner of such sum as it may direct as indemnity against any claim that may be against the corporation with respect to the certificate alleged to have been lost or destroyed or the issuance of such new certificate.

                                    ARTICLE 6

                             REGISTERED SHAREHOLDERS

                  Section 6.1. General Provisions. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of the shares to receive dividends, and to vote, and to hold liable for calls and assessments, if any.

                  Section 6.2. Authority to Pay Dividends. Subject to any restrictions contained in the certificate of incorporation and N.J.S.A. 14A:7-14.1, a corporation may, from time to time.

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by resolution of its board, pay dividends on its shares in cash, in its own shares, in its bonds or in other property, including the shares or bonds or other corporations. Unless the certificate of incorporation otherwise provides, a dividend may be paid in shares having a preference in the assets of the corporation upon liquidation, whether or not the net assets at the time of the share dividend are less than the aggregate amount of such prior and newly created preferences.

                                    ARTICLE 7

                               GENERAL PROVISIONS

                  Section 7.1. Fixing the Record Date. The board may fix a record date for determining the corporation's shareholders with regard to any corporate action or event and for determining the shareholders entitled to (a) notice of or to vote at any meeting of shareholders; (b) give a written consent to any action without a meeting; or (c) receive payment of any dividend or allotment of any right. If no record date is fixed (a) the record date for a shareholder's meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (b) the record date for purposes other than that specified in (a) shall be the close of business on the day on which the resolution of the board relating thereto is adopted. When a determination of shareholders of record for a shareholders' meeting has been made, such determination shall apply to any adjournment thereof.

                  Section 7.2. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the board may from time to time designate.

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                  Section 7.3. Fiscal Year. The fiscal year of the corporation shall be the calendar year beginning January 1.

                  Section 7.4. Seal. Each corporation shall have power to have a corporate seal which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

                  Section 7.5. Force and Effect of By-Laws. These By-Laws are subject to the provisions of the New Jersey Business Corporation Act ("Act") and the Certificate of Incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision in the Act or the Certificate of Incorporation, the provisions of the Act or the Certificate of Incorporation shall govern.

                                    ARTICLE 8

                                   AMENDMENTS

                  Section 8.1. Amendments to By-Laws. These By-Laws may be altered, amended, or repealed by the Shareholders or the board. Any by-law adopted, amended, or repealed by the Shareholders may be amended or repealed by the board, unless the resolution of the Shareholders adopting such by-law expressly reserves to the Shareholders the right to amend or repeal it.

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